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                       Consent of Hogan & Hartson L.L.P.



     We hereby consent to the filing of the form of tax opinion letter as
Exhibit 8.2 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Proxy Statement/Prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.



/s/ Hogan & Hartson L.L.P.
October 29, 2001